MINERAL PROPERTY OPTION AGREEMENT


                  THIS AGREEMENT dated for reference March 15, 2004.


BETWEEN:

                  JAMES H. FORBES, 420 Younge Court, Thunder Bay, Ontario, P7E 6G4;

                  ("Forbes")

                                                               OF THE FIRST PART

AND:

                  STONECHURCH, INC, a body corporate, duly incorporated under the laws of the State of Nevada and having its head office at 203 Bannerman Street North, Timmins, Ontario, P0n 1C0;

                  ("Stonechurch")

                                                              OF THE SECOND PART

W H E R E A S :

A. Forbes is the registered and beneficial owner of the one mineral property claim located in the West Shiningtree Lake area, Larder Lake Mining Division, Ontario, which claim is more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claim");

B. Forbes has agreed to grant to S tonechurch the sole and exclusive right, privilege and option to explore the Claim together with the sole and exclusive right, privilege and option to purchase the Claim upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                OPTIONOR'S REPRESENTATIONS

1.1               Forbes represents and warrants to Stonechurch that:

         (a) Forbes is the registered and beneficial owner of the Claim and holds the right to explore and develop the Claim;

         (b) Forbes holds the Claim free and clear of all liens, charges and claims of others, and Forbes has a free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

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                                       2

         (c) The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of Ontario and are in good standing in Ontario as of the date of this Agreement;

         (d) There are no adverse claims or challenges against or to the Forbes's ownership of or title to the Claim nor to the knowledge of Forbes is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof;

         (e) Forbes has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Forbes is a party or by which he is bound or to which he is subject; and

         (f) No proceedings are pending for, and Forbes is unaware of any basis for, the institution of any proceedings which could lead to the placing of Forbes in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of Forbes set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Stonechurch has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Stonechurch .

1.3 Forbes will indemnify Stonechurch from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Forbes and contained in this Agreement.

1.4 Forbes acknowledges and agrees that Stonechurch has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to Stonechurch shall limit or extinguish the right to indemnity hereunder, and, in addition to any other remedies it may pursue, Stonechurch may deduct the amount of any such loss or damage from any amounts payable by it to Forbes hereunder.

2.                STONECHURCH'S REPRESENTATIONS

Stonechurch warrants and represents to Forbes that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

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                                       3
3.                GRANT OF OPTION

Forbes  hereby  gives and grants to  Stonechurch  the sole  and  exclusive  righ and option to acquire a l00% undivided right, title and interest in and to the Claim (the "Option"), subject to a 2% net smelter returns royalty and a 2% gross overriding royalty on diamond production on the Claims,as described respectively in Schedules B and C attached to this Agreement, by performing the acts and deeds and paying the sums provided for in paragraph 4.

4.                CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option in respect of the Claim in good standing and in force and effect, Stonechurch shall be obligated to:

                  Cash Payment
                  ------------
         (a)      Pay to Forbes a total of $50,000 as follows:

                  (i) $1,000 immediately upon execution of this agreement by all parties;

                  (ii)     an additional $14,000 by September 15, 2005;

                  (iii)    an additional $15,000 by March 15, 2007; and

                  (iv)     an additional $20,000 by March 15, 2008.

                  Expenditure Commitments
                  -----------------------
         (b) Incur, or cause to be incurred, exploration work on the Claims totalling at least $200,000 by March 15, 2008, which work shall be conducted by Stonechurch under the direction of a qualified geologist or project engineer, as follows:

                  (i) $2,500.00 in expenditures on the Claim by March 1, 2005. Stonechurch's completion of these expenditures is mandatory;

                  (ii) No less than a further $2,500 of expenditures to be incurred on the Claim by September 1, 2005;

                  (iii) No less than a further $20,000 of expenditures to be incurred on the Claim by March 1, 2006;

                  (iv) No less than a further $50,000 of expenditures to be incurred on the Claim by March 1, 2007; and

                  (v) No less than a further $125,000 of expenditures to be incurred on the Claim by March 1, 2008.

                  Advance Royalty Payments
                  ------------------------

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                                       4

         (c) Stonechurch agrees to pay to Forbes advance net smelter returns royalty payments on the Claim of $10,000 per year. Advance net smelter return royalty payments shall be due on the March 1 each year commencing March 1, 2009, and continuing on March 1 of each calendar year thereafter until this Agreement is terminated. All such advance net smelter returns royalty payments that Stonechurch makes to Forbes shall be fully credited toward any monies due under the provisions of paragraph 10.

                  Assessment Work

         (d) Pay, or cause to be paid, to Forbes, or on Forbes's behalf, as Stonechurch may determine, all Claims payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

4.3 Stonechurch shall deliver all consideration due to the Forbes under paragraph 4.1 directly in his name.

5.                PERIPHERAL INTEREST

Stonechurch agrees that any other right or interest acquired in any mineral property claim group within a two kilometer distance of the boundaries of the Claim will form part of the Claim for the purpose of this agreement. Any additional mineral property right or interest that Stonechurch may acquire shall be included under the provisions of paragraph 6.1.

6.                RIGHT TO ABANDON PROPERTY INTERESTS

6.1 Should Stonechurch, in its sole discretion, determine that any part of the Claim no longer warrants further exploration and development, then Stonechurch may abandon such interest or interests without affecting its rights or obligations under this Agreement, so long as Stonechurch provides Forbes with 30 days notice of its intention to do so. Upon receipt of such notice, Forbes may request Stonechurch to retransfer the title to such interest or interests to him, and Stonechurch hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Claim for the purposes of this Agreement.

6.2 Any Claim that  Stonechurch  returns to Forbes in accordance  with paragraph
6.1 shall have a minimum of one year of assessment work credited against it at the time of return.

7.                TERMINATION OF OPTION

7.1 Subject to paragraph 7.2, the Option shall terminate if Stonechurch fails to make the required cash payments, advance royalty payments or, fails to complete the required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

7.2 If Stonechurch shall be in default of any requirement set forth in paragraph
4.1 herein, Forbes shall give written notice to Stonechurch specifying the default and Stonechurch shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by Forbes, Stonechurch has failed to take reasonable steps to cure the default by the appropriate performance.

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                                       5

7.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein, Stonechurch shall have no interest in or to the Claim, and all share issuances, expenditures and payments made by Stonechurch to or on behalf of Forbes under this Agreement shall be non-refundable by Forbes to Stonechurch for which Stonechurch shall have no recourse. Within 60 days of such termination, Stonechurch shall transfer the Claim back to Forbes, failing which, Forbes shall have the right to act as attorney for Stonechurch for the purpose of such transfer.

8.                ACQUISITION OF INTERESTS IN THE PROPERTY

At such time as Stonechurch has made the required cash payments and exploration expenditures in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Stonechurch, and Stonechurch shall have thereby, without any further act, acquired an undivided 100% interest in and to the Claim.

9.                RIGHT OF ENTRY

For so long as the Option continues in full force and effect, Stonechurch, its employees, agents, permitted assigns and independent contractors shall have the sole and exclusive right and option to:

         (a)      enter upon the Claim;

         (b)      have exclusive and quiet possession of the Claim;

         (c)      incur expenditure;

         (d) bring upon and erect upon the Claim such mining facilities as Stonechurch may consider advisable; and

         (e) remove from the Claim and sell or otherwise dispose of mineral products.

10.               NET SMELTER RETURNS ROYALTY

10.1 On the date Stonechurch commences commercial production on the Claim, Forbes shall be entitled to receive and Stonechurch shall pay to Forbes 2% of net smelter returns. "Commercial production" shall not include milling of ores for the purpose of testing or milling by a pilot plant or milling during an initial tune-up period of a plant.

10.2 Stonechurch shall be under no obligation whatsoever to place the Claim into commercial production and in the event they are placed into commercial production, Stonechurch shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

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                                       6

11.               OPERATOR

11.1 After the execution of this Agreement, Stonechurch, or at Stonechurch's option, its respective associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claim under this Agreement. Stonechurch, if operator, may resign as the operator at any time by giving 30 calendar days prior written notice to Forbes, and within such 30 day period, Stonechurch may appoint another party who covenants to act as the operator of the Claim upon such terms as Stonechurch sees fit.

11.2 Notwithstanding paragraph 11.1, Forbes shall have the right to conduct and supervise all of Stonechurch's exploration and development work on the Claim and to be compensated at competitive industry rates.

12.               POWER AND AUTHORITY OF THE OPERATOR

12.1 After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claims and to determine the manner of operation of the Claim as a mine.

12.2 Where possible, the Operator shall insure that all field work is conducted, and that all assay and work program results are verified, by a third party independent from Stonechurch.

13.               REGISTRATION OF PROPERTY INTERESTS

Upon the request of Stonechurch, Forbes shall assist Stonechurch to record this Agreement with the appropriate mining recorder and, when required, Forbes shall further provide Stonechurch with such recordable documents as Stonechurch and its counsel shall require to record its due interest in respect of the Claim.

14.               FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15.               FORCE MAJEURE

                  If Stonechurch is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Stonechurch, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Stonechurch, insofar as is possible, shall promptly give written notice to Forbes of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Forbes as soon as such cause ceases to exist.

16.               CONFIDENTIAL INFORMATION

No information furnished by Stonechurch to Forbes hereunder in respect of the activities carried out on the Claim by Stonechurch, or related to the sale of mineral products derived from the Claim, shall be published by Forbes without

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                                       7

the prior written consent of Stonechurch, but such consent in respect of the reporting of factual data shall not be unreasonably withheld. Forbes, shall be entitled to copies of all exploration work and development data that Stonechurch may acquire in conducting work on the Claim, in written and electronic format, to be provided as the data is generated

17.               ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

18.               NOTICE

18.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of Forbes addressed to him as follows:

                  James H. Forbes
                  420 Younge Street
                  Thunder Bay, Ontario
                  P7E 6G4

and in the case of Stonechurch addressed as follows:

                  STONECHURCH, INC.
                  203 Bannerman Street North,
                  Timmins, Ontario
                  P0N 1C0

                  Attention: Bryan McKay, President

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

18.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

19.               OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Stonechurch to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Stonechurch to do any further acts or make any further payments.

20.               RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extentspecifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

21.               TIME OF ESSENCE

Time shall be of the essence of this Agreement.

22.               TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

23.               CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United Stares of America.

24.               SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

25.               APPLICABLE LAW

The situs of the Agreement i s Timmins, Ontario, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of Ontario.

26.               ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                                              STONECHURCH, INC.

                                                     per:
/s/ James Forbes                                         /s/  Bryan McKay
--------------------------------                     ---------------------------
James H. Forbes                                      Bryan McKay, President

                                  SCHEDULE "A"
                                  ------------
               TO THAT CERTAIN AGREEMENT MADE AS OF MARCH 15, 2004
                  BETWEEN JAMES H. FORBES AND STONECHUCH, INC.


The West Shiningtree Lake claim block consists of a total of one claim located in the Larder Lake Mining Division, Canada with the following record number and area:

Township.       Recording Date        Record No.           Acreage
---------       --------------        ----------           -------
Asquith         December 31, 2003     3007093              160

                                  SCHEDULE "B"
                                  ------------
               TO THAT CERTAIN AGREEMENT MADE AS OF MARCH 15, 2004
                  BETWEEN JAMES H. FORBES AND STONECHURCH, INC.

                 DEFINITION OF GROSS OVERRIDING ROYALTY ("GORR")

(All capitalized terms used herein shall have the definitions contained in the Agreement, unless otherwise specified.)

Pursuant to the Agreement to which this Appendix is attached, Forbes is entitled to a royalty (the "GORR") equal to 2% of the Average Appraised Value (as hereinafter defined) of all gem and industrial diamonds recovered, sorted and graded from the Claims (the "Diamonds"), free and clear of all costs of development and operations.

"Average Appraised Value"means the average of the valuations in Canadian dollars of the Diamonds determined by two independent graders, one appointed by Stonechurch and one appointed by Forbes. Such independent graders shall be duly qualified and accredited, and shall sort, grade and value the Diamonds in accordance with industry standards, having regard to, but without limiting the generality of the foregoing, the commercial demand for the Diamonds Each independent valuator shall value each particular classification of the Diamonds in accordance with the industry pricebooks, standards and formulas. The parties acknowledge that the intention is that the GORR is to be paid to Forbes on this basis, regardless of the price or proceeds actually received by Stonechurch for or in connection with the Diamonds or the manner in which a sale of the Diamonds to a third party is made, and without deduction.

Stonechurch will calculate and pay the GORR to Forbes within 30 days of the end of each calendar quarter, based on all Diamonds from the Property which were graded in such calendar quarter.

Forbes shall not be entitled to participate in the profits or be obligated to share in any losses generated by the Purchaser's actual marketing or sales practices.

Forbes shall also at his election have the right to take their GORR in kind.

                                  SCHEDULE "C"
                                  ------------
               TO THAT CERTAIN AGREEMENT MADE AS OF MARCH 15, 2004
                  BETWEEN JAMES H. FORBES AND STONECHURCH, INC.

                               NET SMELTER RETURNS

1. In the Agreement, "Net Smelter Returns" means the net amount of money received by Stonechurch for its own account from the sale of ore, or ore concentrates or any other products from the Claim to a smelter or other ore buyer after deduction of smelter and /or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates.

2. Payment of Net Smelter Returns by Stonechurch to Forbes shall be made quarterly within 45 days after the end of each fiscal quarter of Stonechurch and shall be accompanied by unaudited financial statements pertaining to the operations carried out by Stonechurch on the Claim. Within 120 days after the end of each fiscal year of Stonechurch in which Net Smelter Returns are payable to Forbes, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to Forbes shall be made forthwith. A copy of the said audit shall be delivered to Forbes within 30 days of the end of such 120-day period.

3. Each annual audit shall be final and not subject to adjustment unless the Forbes delivers to Stonechurch written exceptions in reasonable detail within one month after Forbes receives the report. Forbes, or his representative duly authorized in writing, at his expense, shall have the right to audit the books and records of Stonechurch related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of Stonechurch. The audit shall be conducted by a chartered or certified public accountant of recognized standing. Stonechurch shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. A copy of Forbes's report shall be delivered to Stonechurch and the amount which should have been paid according to Forbes's report shall be paid forthwith. In the event that the said discrepancy is to the detriment of Forbes and exceeds 5% of the amount actually paid by Stonechurch, then Stonechurch shall pay the entire cost of the audit.

4. In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by Stonechurch, charges, costs and penalties with respect to such operations, excluding transportation, shall mean reasonable charges, costs and penalties for such operations but not in excess of the amounts that Stonechurch would have incurred if such operations were carried out at facilities not owned or controlled by Stonechurch then offering comparable custom services.

5. Forbes's shall at his election have the right to take their Net Smelter Return as it may pertain to precious metals defined as gold and platinum group elements in kind.